                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          WORTHINGTON INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          WORTHINGTON INDUSTRIES, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

(5) Total fee paid:
       Not Applicable

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
       Not Applicable

(2) Form, Schedule or Registration Statement No.:
       Not Applicable

(3) Filing Party:
       Not Applicable

(4) Date Filed:
       Not Applicable

                          WORTHINGTON INDUSTRIES, INC.
                              1205 DEARBORN DRIVE
                              COLUMBUS, OHIO 43085

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
  WORTHINGTON INDUSTRIES, INC.:

     Notice is hereby given that the 1996 Annual Meeting of Shareholders of Worthington Industries, Inc. (the "Company") will be held at the Worthington Industries Training Center, 905 Dearborn Drive, Columbus, Ohio on September 19, 1996 at 2:30 P.M., local time. The meeting is being held for the following purposes:

          1. To elect four directors, each for a term of three years.

          2. To ratify the selection of the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending May 31, 1997.

          3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     PLEASE COMPLETE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                                           Very truly yours,

                                           CHARLES D. MINOR, Secretary
August 16, 1996

                          WORTHINGTON INDUSTRIES, INC.
                              1205 DEARBORN DRIVE
                              COLUMBUS, OHIO 43085
                                 (614) 438-3210

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

     The enclosed Proxy is being solicited by the Board of Directors of Worthington Industries, Inc. for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on September 19, 1996, or any adjournment(s) thereof, and is being mailed to shareholders on or about August 16, 1996. Without affecting any vote previously taken, the Proxy may be revoked by a shareholder at any time before it is voted by delivering to the Company a later-dated Proxy or by giving notice of revocation to the Company in writing or in open meeting. All Proxies received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted (1) FOR the election as directors of the nominees listed below under "ELECTION OF DIRECTORS"; and (2) FOR the ratification of the selection of independent auditors.

     Solicitation of Proxies may be made by mail, personal interview, telephone or telegraph by the directors or regularly engaged officers and employees of the Company. All expenses in connection therewith will be paid by the Company.

     As used herein, the term "Company" means Worthington Industries, Inc. or, where appropriate, Worthington Industries, Inc. and its subsidiaries. The term "Common Shares" means shares of the Company's Common Stock, $.01 par value.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING RIGHTS

     The total number of outstanding Common Shares entitled to vote at the Annual Meeting is 90,826,161 Common Shares. Only shareholders of record at the close of business on August 8, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Each shareholder is entitled to one vote for each Common Share held. A quorum for the Annual Meeting is one-third of the outstanding Common Shares. There are no cumulative voting rights in the election of directors.

     Common Shares represented by signed Proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/ dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit Proxies for such Common Shares and may vote such Common Shares on routine matters, which, under such rules, typically include the election of directors and the ratification of the selection of independent auditors, but broker/dealers may not vote such Common Shares on other matters, which typically include amendments to the certificate of incorporation of a corporation, mergers and the approval of stock compensation plans, without specific instructions from the customer who owns such Common Shares. Proxies signed and submitted by broker/ dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker nonvotes. Such Proxies count toward the establishment of a quorum. The effect of an abstention or broker nonvote on the proposal to ratify the selection of independent auditors is the same as a "No" vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the only person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Shares on August 8, 1996:

                    NAME AND ADDRESS                        COMMON SHARES           % OF COMMON
                  OF BENEFICIAL OWNER                     BENEFICIALLY OWNED     SHARES OUTSTANDING
- --------------------------------------------------------  ------------------     ------------------
John H. McConnell.......................................      11,011,770(1)             12.1%
1205 Dearborn Drive
Columbus, Ohio 43085

- ---------------

(1) Includes 8,437,495 Common Shares which are held of record by JDEL, Inc. ("JDEL"), a Delaware corporation, which is a wholly-owned subsidiary of JMAC, Inc. ("JMAC"), a private holding company. Mr. McConnell is the President of JDEL and controlling shareholder of JMAC, and the directors of JDEL have given Mr. McConnell sole voting and investment power with respect to the Common Shares held by JDEL. Also included are 86,487 Common Shares subject to currently-exercisable options and 506,250 Common Shares held by Mr. McConnell's wife, as to which Common Shares beneficial ownership is disclaimed. The table does not include 2,428,312 Common Shares (2.7% of the Common Shares outstanding) held by an independent trustee, in trust for the benefit of Mr. McConnell's wife and two adult children, over which Common Shares the Trustee has investment and voting power, subject to the approval of Mrs. McConnell. Beneficial ownership of these 2,428,312 Common Shares is disclaimed.

                             ELECTION OF DIRECTORS

     The Board of Directors has designated the nominees listed in the following table for election as directors of the Company for terms expiring in 1999. The enclosed Proxy will be voted as specified thereon, or if no instructions are given, FOR the following nominees; however, the persons designated as proxies reserve full discretion to cast votes for other persons in the event the nominee who would otherwise receive the votes is unable to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

     Under Delaware law and the Company's By-Laws, the four nominees receiving the greatest number of votes will be elected as directors. Common Shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of Proxy.

     The following table sets forth the nominees for election to the Board of Directors, the directors of the Company whose terms in office will continue, and certain information, as of August 8, 1996, with respect to each nominee, continuing director, executive officer named in the Summary Compensation Table who is not a nominee or continuing director and all directors and executive officers as a group.

                             DIRECTOR
                           CONTINUOUSLY                     PRINCIPAL                     COMMON SHARES
       NAME AND AGE           SINCE                        OCCUPATION                 BENEFICIALLY OWNED (1)
- ----------------------     ------------     -----------------------------------      ------------------------
                                     NOMINEES FOR TERMS EXPIRING IN 1999
Pete A. Klisares, 60           1991         Executive Vice President                            13,250
Donal H. Malenick, 57          1972         President and Chief Operating Officer              877,960
John H. McConnell, 73          1955         Chairman of the Board                           11,011,770(2)
James Petropoulos, 67          1976         Owner, James Petropoulos & Company, a
                                            commercial real estate firm                        256,143
                               CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1997
Charles R. Carson, 67          1986         Retired Senior Vice President, General
                                            Electric Company                                     3,375
William S. Dietrich, 58        1996         President, Dietrich Industries, Inc., a
                                            subsidiary of the Company                           10,000
John E. Fisher, 66             1993         Retired General Chairman, Nationwide
                                            Insurance Companies                                  3,000
John F. Havens, 69             1988         Private Investor, Retired Chairman of
                                            Banc One Corporation                                 2,250
Charles D. Minor, 69           1962         Counsel, Vorys, Sater, Seymour and Pease,
                                            Attorneys at Law (3)                               156,130(4)
                               CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998
Katherine S. LeVeque, 69       1992         Chief Executive Officer, LeVeque
                                            Enterprises, a commercial real estate
                                            firm                                                 1,750
John P. McConnell, 42          1990         Vice Chairman and Chief Executive Officer           897,318(5)
Robert B. McCurry, 73          1972         Senior Advisor to President, Toyota Motor
                                            Sales, USA, Inc.                                    50,455(6)
Gerald B. Mitchell, 68         1986         Retired Chairman and Chief Executive
                                            Officer, Dana Corporation                            2,584
 ........................      .....    ........................................         .............
Edward A. Ferkany, 59           N/A         Group Vice President -- Processed Steel             71,352
All directors and executive officers as a group (18 people)..........................        13,488,173(7)

- ---------------

(1) All amounts are as of August 8, 1996. Unless otherwise indicated, each named person has sole voting and investment power over the listed Common Shares, or shares such power with his spouse. Common Shares subject to currently-exercisable options are included in the shareholdings of the executive officers. See "EXECUTIVE COMPENSATION -- Option Exercises and Holdings." John H. McConnell (12.1%) and John P. McConnell (1.0%) are the only directors, nominees or executive officers with beneficial ownership of more than 1% of the outstanding Common Shares.

(2) See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF -- Security Ownership of Certain Beneficial Owners."

(3) Vorys, Sater, Seymour and Pease rendered legal services to the Company during its last fiscal year and is rendering legal services to the Company in the current fiscal year.

(4) Includes 50,000 Common Shares held by Mr. Minor's wife. Beneficial ownership of these Common Shares is disclaimed.

(5) Included are 29,879 Common Shares held by John P. McConnell as custodian for his minor children. Also included are 77,200 Common Shares held in an educational trust, for the benefit of third parties, of which John P. McConnell is a co-trustee and thus shares voting and investment power. Beneficial ownership of the latter Common Shares is disclaimed.

(6) These 50,455 Common Shares are held by Mr. McCurry and his wife as trustees of a family trust.

(7) See Notes (2) and (4)-(6) above. These 13,488,173 Common Shares represent 14.9% of the outstanding Common Shares.

     The principal occupation of each of the nominees and directors during the past five years has been as indicated in the table above under "Principal Occupation," except as follows:

     John H. McConnell was also Chief Executive Officer of the Company from its founding in 1955 until May 31, 1993 at which time he retired as Chief Executive Officer and remained Chairman of the Board.

     John P. McConnell's principal occupation for more than five years prior to July 1990 had been in various capacities with the Company. In July 1990, he resigned his employment with the Company to become President of JMAC (see Note
(1) under "Security Ownership of Certain Beneficial Owners"). John P. McConnell was elected Vice Chairman of the Company in June 1992 and became Chief Executive Officer on June 1, 1993. John P. McConnell is John H. McConnell's son.

     Mr. Klisares was Manufacturing Vice President and General Manager for AT&T for more than five years prior to May 1991 and Executive Director of JMAC from May 1991 through December 1991. He became Assistant to the Chairman of the Company in December 1991 and was named Executive Vice President in August 1993.

     Mr. Carson had been Senior Vice President of General Electric Company for more than five years prior to his retirement in 1987. Mr. Fisher had been General Chairman of Nationwide Insurance Companies for more than five years prior to his retirement in 1994. Mr. Havens had been Chairman of Banc One Corporation for more than five years prior to his retirement in 1986. Mr. Mitchell had been Chairman and Chief Executive Officer of Dana Corporation for more than five years prior to his retirement in 1990.

     The following directors and nominees are also directors of the corporations listed opposite their names:

Mr. Carson....................  United Meridian Corporation
Mr. Dietrich..................  Carpenter Technologies Corporation
Mr. Klisares..................  Borror Corporation and Huntington National Bank
Mr. Havens....................  Banc One Corporation, Cardinal Distribution, Inc. and
                                The W. W. Williams Company
Mr. J. P. McConnell...........  ALLTEL Corporation
Mr. Mitchell..................  George Weston, Ltd. (Canada), West Point Stevens, Inc.
                                and Eastman Chemical Co.

        Five meetings of the directors of the Company were held during the fiscal year ended May 31, 1996. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the directors and (ii) the total number of meetings held by all committees of the directors on which he or she served.

COMPENSATION OF DIRECTORS

     Non-management directors are paid $6,000 per quarter plus $1,500 for each attendance at board meetings and $1,000 ($1,500 for committee chairmen) for each attendance at meetings of committees of the directors.

     The Company has adopted Deferred Compensation Plans pursuant to which certain executive officers and directors have elected to defer a portion of their bonuses or directors' fees. Under the Plans, participants may generally elect to defer payment of these amounts until a specified date or until they are no longer associated with the Company. Amounts deferred under these Plans accrue interest at a rate equal to the percentage increase in the Company's book value per share.

COMMITTEES OF DIRECTORS

     The directors of the Company have an Audit Committee, the members of which are Mr. Carson, Mr. Havens, Ms. LeVeque, Mr. Minor and Mr. Petropoulos. The Audit Committee met two times during fiscal 1996. Its functions are to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's auditors and to recommend to the directors a firm of accountants to serve as the Company's independent auditors.

     The directors of the Company have a Compensation and Stock Option Committee, the members of which are Mr. Fisher, Mr. Havens, Mr. McCurry and Mr. Mitchell. The Compensation and Stock Option Committee met three times during fiscal 1996. Its functions are to set and review all base and bonus compensation for officers of the Company and to administer the Company's stock option plans.

     The directors of the Company have a Nominating Committee, the members of which are Mr. John H. McConnell, Mr. John P. McConnell and Mr. Malenick. The Nominating Committee met one time during fiscal 1996. Its function is to recommend to the directors persons to be nominated for election as directors. The Committee will consider nominees recommended by shareholders, provided that such nominations are submitted in writing not later than May 31 preceding the meeting to John H. McConnell, 1205 Dearborn Drive, Columbus, Ohio 43085. Each such nomination must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director if elected, and a commitment by the nominee to meet personally with the Nominating Committee.

     In accordance with the Company's By-Laws, any shareholder wishing to make a nomination of a director otherwise than through the Nominating Committee must give notice to the Secretary of the Company not less than 14 nor more than 50 days prior to the meeting at which directors will be elected, unless shareholders are given less than 21 days notice of the meeting, in which case shareholder nominations would be permissible up to 7 days after the notice of the meeting has been mailed. The notice of nomination must include the nominee's name, address and principal occupation, the number of shares held beneficially by such nominee and the nominating shareholder, a written consent of the proposed nominee to serve if elected, and any other information concerning the nominee required to be disclosed under the laws and regulations governing proxy solicitations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, during the fiscal year ended May 31, 1996, all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding Common Shares under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with; except that Donald G. Barger, Jr., an executive officer of the Company, filed three weeks late a Form 5 reporting acquisitions under the Company's Dividend Reinvestment Plan.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information for the fiscal years ended May 31, 1996, 1995 and 1994 as to cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer ("CEO") and its four other most highly compensated executive officers (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                           COMPENSATION
                                                                       ---------------------
                                                                              AWARDS
                                             ANNUAL COMPENSATION       ---------------------
   NAME AND PRINCIPAL        YEAR ENDED     ----------------------     SECURITIES UNDERLYING         ALL OTHER
POSITION LAST FISCAL YEAR      MAY 31       SALARY($)     BONUS($)          OPTIONS(#)           COMPENSATION($)(1)
- -------------------------    ----------     ---------     --------     ---------------------     ------------------
John P. McConnell,               1996        300,000      402,100            --                          6,384
Vice Chairman and CEO            1995        240,000      435,250              50,000                   11,038
                                 1994        240,000      397,442            --                         10,794
John H. McConnell,               1996        240,000      353,750            --                         19,395
Chairman of the Board            1995        240,000      414,250              50,000                   24,071
                                 1994        240,000      426,562            --                         24,612
Donal H. Malenick,               1996        260,000      332,275            --                        445,532
President and COO                1995        235,000      388,950              40,000                  346,645
                                 1994        235,000      317,600            --                        245,752
Pete A. Klisares,                1996        215,000      278,475            --                         56,795
Executive Vice President         1995        200,000      325,300              30,000                   37,367
                                 1994        125,000      258,800            --                         24,655
Edward A. Ferkany,               1996        175,000      239,200            --                         73,020
Group Vice President --          1995        150,000      268,725              30,000                   59,194
Processed Steel                  1994        150,000      219,600            --                         43,254

- ---------------

(1) Any amounts deferred under the Deferred Compensation Plan (see "Compensation of Directors") for the Named Executives are included in the "Bonus" column. For fiscal 1996, Messrs. Malenick, Klisares and Ferkany had $436,992, $47,392 and $64,534, respectively, in interest accrued on amounts in their Deferred Compensation Plan accounts which amounts are included in "All Other Compensation."

    The Named Executives participate in the Company's Deferred Profit Sharing Plan (the "Deferred Plan"), together with substantially all of the other regular full-time employees of the Company except those represented by labor unions. Contributions are based on profits and are allocated quarterly to employee accounts based upon total compensation and length of service. Payments under the Deferred Plan are generally deferred until retirement, death or total and permanent disability. Allocations under the Deferred Plan for the benefit of Messrs. J. P. McConnell ($5,772), J. H. McConnell ($5,859), Malenick ($5,840), Klisares ($5,718) and Ferkany ($5,786) are
    included in "All Other Compensation."

    Also included in "All Other Compensation" are the following costs of providing term life insurance for the benefit of the Named Executives: J. P. McConnell ($612), J. H. McConnell ($13,536), Malenick ($2,700), Klisares ($3,686) and Ferkany ($2,700).

OPTION GRANTS

     No stock options were granted to the Named Executives during the fiscal year ended May 31, 1996.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the exercise of stock options during the fiscal year ended May 31, 1996 and unexercised stock options held as of May 31, 1996 by the Named Executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                             SHARES                     UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                            ACQUIRED                      OPTIONS AT 5/31/96               AT 5/31/96($)(1)
                               ON         VALUE       ---------------------------     ---------------------------
                            EXERCISE     REALIZED         NOT                             NOT
          NAME                (#)         ($)(1)      EXERCISABLE     EXERCISABLE     EXERCISABLE     EXERCISABLE
- ------------------------    --------     --------     -----------     -----------     -----------     -----------
John P. McConnell              -0-          -0-          30,000          20,000          26,250          17,500
John H. McConnell              -0-          -0-          30,000          86,487          26,250         742,393
Donal H. Malenick              -0-          -0-          24,000          16,000          21,000          14,000
Pete A. Klisares               -0-          -0-          18,000          12,000          15,750          10,500
Edward A. Ferkany              -0-          -0-          12,000          48,500          10,500         448,563

- ---------------

(1) Pretax value based on the May 31, 1996 closing price of $20.125 per share.

EXECUTIVE COMPENSATION REPORT AND PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Committee Report and the information under "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN" shall not be incorporated by reference into any such filings.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  General Compensation Philosophy

     A basic philosophy of Worthington Industries, Inc. is that all regular full-time, nonunion employees of the Company have a meaningful portion of their total compensation tied to the profitability of the Company. In furtherance of this philosophy, all such employees in general participate in either the Company's cash profit sharing plan or the executive cash bonus plan (the "Bonus Plan") which has been in place since the 1960's. Cash profit sharing, which covers the majority of the Company's employees, is computed as a fixed percentage of profits, and is paid quarterly.

     The Company's CEO, its other executive officers and certain other key employees participate in the Bonus Plan. Under the Bonus Plan, bonuses paid to participants are computed as a percentage of the Company's income before taxes, but after adjustment for contributions to the Deferred Plan. The total amount of bonuses paid to all participants in the Bonus Plan may not exceed 15% of the Company's pretax income. Bonuses are paid quarterly based upon the quarterly financial results and generally account for in excess of 50% of a participant's total compensation.

  Compensation for Executives

     Since bonus payments account for such a large percentage of total compensation and since bonuses are tied to the Company's profitability, the largest variable in determining total compensation of the CEO, the executive officers and other participants in the Bonus Plan is the profitability of the Company. However, bonuses can be adjusted, up or down, based on the individual's performance, subjectively determined by his or her supervisor, the CEO or the Compensation and Stock Option Committee (the "Compensation Committee"), as appropriate.

     In setting base salaries for the CEO and the executive officers, the Compensation Committee has reviewed information regarding compensation paid by other manufacturing companies of similar size to officers with similar responsibilities. It is the Committee's intent to set base salaries at levels so that when the Company performs well, the bonus payments (which are tied to Company income) would put Company officers in the upper range of total compensation being paid to officers of comparable companies. Conversely, should the Company's performance be below that of comparable companies, total executive compensation would fall below the average compensation range.

  Performance of the CEO

     Consistent with the philosophy behind the Bonus Plan, profitability of the Company has been the primary variable in the compensation paid to John P. McConnell, the Company's CEO. The Compensation Committee believes that the Company has performed well (fiscal 1996 was the second best earnings year in the Company's history, following an outstanding record year in 1995) and that the Company's performance has exceeded that of comparable companies. Based upon the criteria discussed above, the Committee believes that Mr. McConnell's total compensation should exceed that of CEO's of comparable companies. The wage comparison data provided to the Committee indicates that Mr. McConnell's total cash compensation (salary and bonus) is more than 20% below the median pay of comparable company CEO's and that his total direct compensation, including long-term incentives, is more than 40% below the median of other CEO's. Based upon the Company's and Mr. McConnell's performance and the comparison to other CEO's, the Committee believes and recommended that Mr. McConnell's compensation should be substantially increased. Mr. McConnell, however, asked that the executive compensation increases be delayed until wage and salary comparisons company wide were completed and appropriate action taken.

  Long-Term Incentives

     Although the quarterly Bonus Plan is tied to current profitability, the Company has found it to provide a good balance between incentives for current and long-term profitability. Since the payment is based on current year income, the incentive toward current profitability is obvious. However, since future compensation for the officers will continue to be based in large part on the Bonus Plan, the Plan also provides incentives to assure the long-term profitability of the Company.

     Long-term incentives are also provided under the Company's stock option plans. The Company views stock options as particularly appropriate long-term incentives because stock options align the interests of the employee/optionholder with those of the shareholder by providing value to the employee tied directly to stock price increases. Although the terms of the Company's 1990 Stock Option Plan are flexible, all options granted in the past ten years have been granted at 100% of the market value on the date of grant.

     The Company will continue to grant stock options to the CEO and other Named Executives as appropriate and based upon position held, individual performance and the timing and amounts of previous grants.

     The Committee believes that the implementation of additional long-term incentive compensation for the Company's top executive officers, tied to sustained financial achievement, would be in the best interest of the shareholders. As CEO compensation increases to a more appropriate range, the Committee intends to seek a balance between short-term and long-term compensation by developing a long-term incentive program tied to sustained financial performance of the Company and the individual performance of the CEO and the executive team. As currently envisioned, such a program would include measurable criteria of performance for current year and multiple year achievements; annual cash, stock or stock awards for achievement of the established goals; selective participation; and administration by the Compensation Committee composed of outside directors.

  Tax Deductibility

     Section 162(m) of the Internal Revenue Code limits deductions for compensation paid to a publicly-held corporation's five most highly compensated executive officers to $1,000,000 per year per executive officer, excluding "performance based compensation" meeting certain requirements. Final regulations under Section 162(m) were issued by the Internal Revenue Service in December 1995 for the purpose of giving guidance regarding provisions which compensatory plans must contain to qualify for the "performance based" exemption under
Section 162(m). The

Committee intends for any compensation which may be paid under the Company's 1990 Stock Option Plan to qualify for the exemption as "performance based compensation." Since no officer's annual salary plus bonus has approached $1,000,000, the Commitee has not attempted to revise the Bonus Plan to satisfy the conditions for the exemption, but it may re-examine the matter in the event it becomes relevant.

                                         COMPENSATION AND STOCK OPTION COMMITTEE

                                   John F. Havens, Chairman
                                   John E. Fisher
                                   Robert B. McCurry
                                   Gerald B. Mitchell

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the five year cumulative return from investing $100 at May 31, 1991 in Common Shares, the S&P 500 index of companies and the S&P Industrials index of companies, with dividends assumed to be reinvested when received. The S&P Industrials index includes a broad range of manufacturers. Because of the diversity of the Company's business, it is felt that comparison with this broader index is appropriate.

      Measurement Period
    (Fiscal Year Covered)            WTHG           S&P 500       S&P INDUST.
1991                                    100.00          100.00          100.00
1992                                    145.27          109.86          108.74
1993                                    189.09          122.61          117.94
1994                                    193.12          127.83          123.42
1995                                    208.14          153.60          150.25
1996                                    205.15          197.28          193.28

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Management will present at the Annual Meeting a resolution calling for the ratification of the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending May 31, 1997. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions. That firm has audited the accounts of the Company since 1964.

                             SHAREHOLDER PROPOSALS

     Any shareholder of the Company who intends to submit a proposal to the Company at the next Annual Meeting of Shareholders must submit such proposal to the Company at its corporate offices not later than April 18, 1997 for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                  10-K REPORT

     The 1996 Annual Report to Shareholders, which includes financial statements and information concerning the Company's operations during the 1996 fiscal year, accompanies this Proxy Statement. ANY SHAREHOLDER OF THE COMPANY MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. PLEASE WRITE TO THE COMPANY'S SHAREHOLDER RELATIONS DEPARTMENT FOR A COPY AT 1205 DEARBORN DRIVE, COLUMBUS, OH 43085.

                                 OTHER MATTERS

     Management knows of no other business which may be brought before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED, SELF-ADDRESSED STAMPED ENVELOPE.

                                          By order of the Board of Directors,

                                          Charles D. Minor,
                                          Secretary

Dated: August 16, 1996

                                 DETACH HERE                             WOR F

                         WORTHINGTON INDUSTRIES, INC.

  P                                 PROXY

  R
                The undersigned hereby constitutes and appoints John H.
  O McConnell, Donal H. Malenick and Charles D. Minor, or any of them, the proxy or proxies of the undersigned to vote at the Annual Meeting of
  X Shareholders of Worthington Industries, Inc. (the "Company") to be held at the Worthington Industries Training Center, 905 Dearborn Drive,
  Y Columbus, Ohio on September 19, 1996 at 2:30 P.M. and at any adjournments thereof, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at such meeting or any adjournments thereof.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                              ----------------
                                                              SEE REVERSE SIDE
                                                              ----------------

                                    [LOGO]

          The Officers and Directors of Worthington Industries, Inc.
                             invite you to attend
                      the Annual Meeting of Shareholders
                  Thursday, September 19, 1996 at 2:30 p.m.

                    Worthington Industries Training Center
                      905 Dearborn Drive, Columbus, Ohio

                              John H. McConnell
                       Founder & Chairman of the Board

                              John P. McConnell
                   Vice Chairman & Chief Executive Officer

                                 DETACH HERE

        PLEASE MARK                                                   WOR F
/ X /   VOTES AS IN
        THIS EXAMPLE.


ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. THIS PROXY WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1 AND 2.


1. The election of four directors for a term expiring in 1999. NOMINEES: Pete
   A. Klisares, Donal H. Malenick, John H. McConnell and James Petropoulos.


              FOR                       WITHHELD
              ALL      /  /    /  /     FROM ALL
           NOMINEES                     NOMINEES


   /  /     _________________________________________________________________
            For all nominees except as noted above


                                            FOR     AGAINST    ABSTAIN
2. Ratification of the selection of the     /  /     /  /       /  /
   firm of Ernst & Young LLP as auditors for the current fiscal year.



3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.


                   MARK HERE                         MARK HERE
                  FOR ADDRESS    /  /               IF YOU PLAN    /  /
                   CHANGE AND                        TO ATTEND
                  NOTE AT LEFT                      THE MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. PLEASE SIGN IT AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on this proxy. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in full corporate name by authorized officer.

If any changes are required to your address, please cross through the current information and print the new information. The new address will be used by the Transfer Agent for all future communications, including proxies and dividend checks.



Signature: _________________________________________  Date: _______________


Signature: _________________________________________  Date: _______________